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               SECOND AMENDMENT TO FUND PARTICIPATION AGREEMENT

This Amendment is made as of January 1, 2007, to the Fund Participation Agreement (the "Agreement") dated April 29, 2003, as amended November 1, 2005, by and among MetLife Investors USA Insurance Company ("Company"), American Funds Insurance Series ("Series") and Capital Research and Management Company ("CRMC").

The Agreement is amended as follows:

1. Attachment B is hereby amended to add Bond Fund (Class 2) to the list of funds made available to the Contracts.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Fund Participation Agreement as of the date first above written.

                                    METLIFE INVESTORS USA INSURANCE COMPANY

Attest:                             By:  /s/ Richard C. Pearson
                                         ----------------------------------
/s/ Jonnie Crawford                 Its: Executive Vice President
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                                    AMERICAN FUNDS INSURANCE SERIES

Attest:                             By:  /s/ Michael Downing
                                         ----------------------------------
                                    Its:
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                                    CAPITAL RESEARCH AND MANAGEMENT COMPANY

Attest:                             By:  /s/ Michael Downing
                                         ----------------------------------
                                    Its:
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                                 Attachment B

American Funds Insurance Series:

    .  Global Small Capitalization Fund (Class 2)

    .  Growth Fund (Class 2)

    .  Growth-Income Fund (Class 2)

    .  Global Growth Fund (Class 2)

    .  Bond Fund (Class 2)